EXHIBIT 10.1

HENRY SCHEIN, INC.

2015 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

As Amended and Restated Effective as of June 22, 2015

1.	PURPOSE OF THE PLAN

The purposes of this Henry Schein, Inc. 2015 Non-Employee Director Stock Incentive Plan, as amended and restated effective as of June 22, 2015, are to enable Henry Schein, Inc. (the “Company”) to attract, retain and motivate directors of the Company who are not employees of the Company or its subsidiaries (“Non-Employee Directors”) and who are important to the success of the Company and to create a mutuality of interest between the Non-Employee Directors and the stockholders of the Company by granting such directors options to purchase Common Stock (as defined herein) of the Company and Other Stock-Based Awards (as defined herein).

2.	DEFINITIONS

a)             “Acquisition Event” means a merger or consolidation in which the Company is not the surviving entity, or any transaction that results in the acquisition of all or substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities in concert, or the sale or transfer of all or substantially all of the Company’s assets.

b) “Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

c) “Board” means the board of directors of the Company.

d) “Cause” has the meaning set forth in Section 8(b).

e) “Change of Control” has the meaning set for in Section 6(e).

f) “Code” means the Internal Revenue Code of 1986, as amended.

g)             “Committee” means such committee (or subcommittee), if any, appointed by the Board to administer the Plan consisting of two or more directors as may be appointed from time to time by the Board, each of whom shall qualify as a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Act and an “independent director” within the meaning of NASDAQ’s Rule 5605(a)(2) or such other applicable stock exchange rule.  If the Board does not appoint a committee for this purpose or the Board removes the Committee for any reason, “Committee” means the Board.

h)             “Common Stock” means the voting common stock of the Company, par value $.01, any common stock into which the common stock may be converted and any common stock resulting from any reclassification of the common stock.

i) “Company” means Henry Schein, Inc., a Delaware corporation.

j) “Corporate Transaction” has the meaning set forth in Section 6(e)(i).

k)             “Disability” means a permanent and total disability, as determined by the Committee in its sole discretion, provided that in no event shall any disability that is not a permanent and total disability within the meaning of Section 22(e)(3) of the Code be treated as a Disability.  A Disability shall be deemed to occur at the time of the determination by the Committee of the Disability.  Notwithstanding the foregoing, for awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled within the meaning of Section 409A(a)(2)(C)(i) or (ii) of the Code.

l) “Effective Date” has the meaning set forth in Section 3.

m) “Fair Market Value” means the value of a Share (as defined herein) on a particular date, determined as follows:

(i)              If the Common Stock is listed or admitted to trading on such date on a national securities exchange or quoted through the NASDAQ Stock Market, Inc. (“NASDAQ”), the closing sales price of a Share as reported on the relevant composite transaction tape, if applicable, or on such principal exchange (determined by trading value in the Common Stock) or through NASDAQ, as the case may be, on such date, or in the absence of reported sales on such day, the mean between the reported bid and asked prices reported on such composite transaction tape or exchange or through NASDAQ, as the case may be, on such date; or

(ii)              If the Common Stock is not listed or quoted as described in the preceding clause, but bid and asked prices are quoted through NASDAQ, the mean between the bid and asked prices as quoted by NASDAQ on such date; or

(iii)              If the Common Stock is not listed or quoted on a national securities exchange or through NASDAQ or, if pursuant to (i) and (ii) above the Fair Market Value is to be determined based upon the mean of the bid and asked prices and the Committee determines that such mean does not properly reflect the Fair Market Value, by such other method as the Committee determines to be reasonable and consistent with applicable law; or

(iv) If the Common Stock is not publicly traded, such amount as is set by the Committee in good faith taking into account Section 409A of the Code.

n)             “Family Member” means, with respect to any Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, trusts for the exclusive benefit of such individuals, and any other entity owned solely by such individuals.

o) “Incumbent Board” has the meaning set forth in Section 6(e)(ii).

p) “Non-Employee Directors” means directors of the Company who are not employees of the Company or its subsidiaries.

q)             “Other Stock-Based Award” shall mean an award of Common Stock and other awards made pursuant to Section 7 that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock.

r)             “Option” means the right to purchase one Share at a prescribed Purchase Price on the terms specified in the Plan and the Option agreement.  An Option granted under the Plan may only be a non-qualified stock Option, and no Option is intended to qualify as an “incentive stock option” under Section 422 of the Code.

s) “Outstanding HSI Voting Securities” has the meaning set forth in Section 6(e)(i).

t) “Participant” means a Non-Employee Director who is granted Options or Other Stock-Based Awards under the Plan.

u) “Person” means an individual, entity or group within the meaning of Section l3d-3 or 14d-1 of the Act.

v)             “Plan” means the Henry Schein, Inc. 2015 Non-Employee Director Stock Incentive Plan, as amended from time to time (formerly referred to as the Henry Schein, Inc. 1996 Non-Employee Director Stock Incentive Plan).

w) “Purchase Price” means purchase price per Share.

x) “Securities Act” means the Securities Act of 1933, as amended.

y) “Share” means a share of Common Stock.

z) “Termination of Services” means termination of the relationship with the Company so that an individual is no longer a director of the Company.

3.	EFFECTIVE DATE/EXPIRATION OF PLAN

The Plan became initially effective as of March 22, 1996, and was amended effective on March 4, 2002, amended and restated effective as of April 1, 2003, and further amended effective as of April 1, 2004, January 1, 2005, and the date of the Company’s 2010 Annual Meeting of Stockholders.  The Plan is hereby renamed the Henry Schein, Inc. 2015 Non-Employee Director Stock Incentive Plan and is amended and restated in the form set forth herein, effective upon the approval of the amended and restated Plan by the stockholders of the Company in accordance with the requirements of the laws of the State of Delaware at the Company’s 2015 Annual Meeting of Stockholders on June 22, 2015 (the “Effective Date”).  If the Plan is not approved in accordance with the preceding sentence on or before such annual meeting, the Plan, as amended and restated herein, shall not be effective, but the Plan as in effect immediately prior to the Effective Date shall be in full force and effect. No Option or Other Stock-Based Award shall be granted under the Plan on or after the tenth anniversary of the Effective Date, but Options or Other Stock-Based Awards previously granted may extend beyond that date.

4.	ADMINISTRATION

a)             Duties of the Committee.  The Plan shall be administered by the Committee.  The Committee shall have full authority to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan; to establish, amend, and rescind rules for carrying out the Plan, to administer the Plan, subject to its provisions; to select Participants in, and grant Options and/or Other Stock-Based Awards under, the Plan; to determine the terms, exercise price and form of exercise payment for each Option or Other Stock-Based Award granted under the Plan; to prescribe the form or forms of instruments evidencing Options and Other Stock-Based Awards and any other instruments required under the Plan (which need not be uniform) and to change such forms from time to time; and to make all other determinations and to take all such steps in connection with the Plan and the Options and Other Stock-Based Awards as the Committee, in its sole discretion, deems necessary or desirable; provided, that all such determinations shall be in accordance with the express provisions, if any, contained in the Option agreement, award agreement and the Plan.  Subject to the foregoing, the Committee shall also have full authority to determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Option or Other Stock-Based Award under the Plan shall be deferred either automatically or at the election of the Participant in any case, in a manner intended to comply with Section 409A of the Code.  The Committee shall not be bound to any standards of uniformity or similarity of action, interpretation or conduct in the discharge of its duties hereunder, regardless of the apparent similarity of the matters coming before it.  The determination, action or conclusion of the Committee in connection with the foregoing shall be final, binding and conclusive.

b)             Advisors.  The Committee may designate the Secretary of the Company, other employees of the Company or competent professional advisors to assist the Committee in the administration of the Plan, and may grant authority to such persons (other than professional advisors) to execute Option agreements (or other award agreement) or other documents on behalf of the Committee; provided, that no Participant may execute any Option agreement (or other award agreement) granting Options or Other Stock-Based Awards to such Participant.  The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.  Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company.

c)             Indemnification.  To the maximum extent permitted by law, no officer, member or former officer or member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option or Other Stock-Based Awards granted under it.  To the maximum extent permitted by applicable law or the Certificate of Incorporation or By-Laws of the Company and to the extent not covered by insurance, each officer, member or former officer or member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer’s, member’s or former officer’s or member’s own fraud or bad faith.  Such indemnification shall be in addition to any rights of indemnification the officers, members or former officers or members may have as directors under applicable law or under the Certificate of Incorporation or By-Laws of the Company or otherwise.

d)             Meetings of the Committee.  The Committee shall select one of its members as a Chairman and shall adopt such rules and regulations as it shall deem appropriate concerning the holding of its meetings and the transaction of its business.  Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board, and any vacancy on the Committee may at any time be filled by resolution adopted by the Board.  All determinations by the Committee shall be made by the affirmative vote of a majority of its members.  Any such determination may be made at a meeting duly called and held at which a majority of the members of the Committee were in attendance in person or through telephonic communication.  Any determination set forth in writing and signed by all of the members of the Committee shall be as fully effective as if it had been made by a vote of such members at a meeting duly called and held.

5.	SHARES; ADJUSTMENT UPON CERTAIN EVENTS

a)             Shares to be Delivered; Fractional Shares.  Shares to be issued under the Plan shall be made available at the discretion of the Board, either from authorized but unissued Shares or from issued Shares reacquired by the Company and held in treasury.  No fractional Shares will be issued or transferred upon the exercise of any Option or as a result of the conversion of any Other Stock-Based Awards.  In lieu thereof, the Company shall pay a cash adjustment equal to the same fraction of the Fair Market Value of one Share on the date of exercise.

b)             Number of Shares.  Subject to adjustment as provided in this Section 5, the maximum aggregate number of Shares that may be issued under the Plan shall be 900,000 Shares of Common Stock.  If Options or Other Stock-Based Awards are for any reason canceled, or expire or terminate unexercised (as applicable), the Shares covered by such Options and such Other Stock-Based Awards shall again be available for grant, subject to the foregoing limit.  Subject to adjustment as provided in this Section 5, the maximum aggregate number of Shares that are available for the grant of Other Stock-Based Awards under the Plan shall be 380,000 Shares of Common Stock.  Notwithstanding any other provision of the Plan to the contrary, the number of Shares available for the purpose of Options and Other Stock-Based Awards under the Plan shall be reduced by (i) the total number of Options or stock appreciation rights exercised, regardless of whether any of the Shares underlying such awards are not actually issued to the Participant as the result of a net settlement and (ii) any Shares repurchased by the Company on the open market with the proceeds of the Purchase Price of an Option.

c)             Adjustments; Recapitalization, etc.  The existence of the Plan and the Options and Other Stock-Based Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock, the dissolution or liquidation of the Company or any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.  If and whenever the Company takes any such action, however, the following provisions, to the extent applicable, shall govern:

(i)              If and whenever the Company shall effect a stock split, stock dividend, subdivision, recapitalization or combination of Shares or other changes in the Company’s Common Stock, (x) the Purchase Price (as defined herein) per Share and the number and class of Shares and/or other securities with respect to which outstanding Options thereafter may be exercised or Other Stock-Based Awards converted, and (y) the total number and class of Shares and/or other securities that may be issued under the Plan, shall be proportionately adjusted by the Committee.  The Committee may also make such other adjustments as it deems necessary to take into consideration any other event (including, without limitation, accounting changes) if the Committee determines that such adjustment is appropriate to avoid distortion in the operation of the Plan.

(ii)              Subject to Section 5(c)(iii), if the Company merges or consolidates with one or more corporations, then from and after the effective date of such merger or consolidation, upon exercise of Options theretofore granted or conversion of Other Stock-Based Awards, the Participant shall be entitled to purchase under such Options and receive under such Other Stock-Based Awards, in lieu of the number of Shares as to which such Options shall then be exercisable, or Other Stock-Based Awards be converted, but on the same terms and conditions set forth in the applicable award agreement, the number and class of Shares and/or other securities or property (including cash) to which the Participant would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, the Participant had been the holder of record of the total number of Shares receivable upon exercise of such Options (whether or not then exercisable) or upon conversion of such Other Stock-Based Awards.

(iii)              In the event of an Acquisition Event, the Committee may, in its discretion, and without any liability to any Participant, terminate all outstanding Options or Other Stock-Based Awards (solely to the extent such awards give a Participant an exercise right) as of the consummation of the Acquisition Event by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event; provided that, during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each Participant shall have the right to exercise in full all of the Options or such Other Stock-Based Awards described in this subsection (iii) that are then outstanding (without regard to limitations on exercise otherwise contained in the Options).  If an Acquisition Event occurs and the Committee does not terminate the outstanding Options or Other Stock-Based Awards described in this subsection (iii) pursuant to the preceding sentence, then the provisions of Section 5(c)(ii) shall apply.

(iv)              If, as a result of any adjustment made pursuant to the preceding paragraphs of this Section 5, any Participant shall become entitled upon exercise of an Option or conversion of an Other Stock-Based Award to receive any securities other than Common Stock, then the number and class of securities so receivable thereafter shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock set forth in this Section 5, as determined by the Committee in its discretion.

(v)              Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to the number and class of Shares and/or other securities or property subject to Other Stock-Based Awards and Options theretofore granted of the Purchase Price per Share.

6.	AWARDS AND TERMS OF OPTIONS

a) Grant. The Committee may grant Options to Non-Employee Directors.

b) Exercise Price. The Purchase Price deliverable upon the exercise of an Option shall equal 100% of the Fair Market Value on the date of grant.

c) Number of Shares. The Option agreement shall specify the number of Options granted to the Participant, as determined by the Committee in its sole discretion.

d)             Exercisability.  At the time of grant, the Committee shall specify when and on what terms the Options granted shall be exercisable.  In the case of Options not immediately exercisable in full, the Committee may at any time accelerate the time at which all or any part of the Options may be exercised and may waive any other conditions to exercise, subject to the terms of the option agreement and the Plan.  No Option shall be exercisable after the expiration of ten (10) year from the date of grant.  Each Option shall be subject to earlier termination as provided in Section 8 below.

e)             Acceleration of Exercisability on Change of Control.  All Options granted and not previously exercisable shall become exercisable immediately upon the later of a Change of Control (as defined herein) or approval of the Plan in accordance with Section 3.  For this purpose, a “Change of Control” shall be deemed to have occurred upon:

(i)              an acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 33% or more of either (A) the then outstanding Shares or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding HSI Voting Securities”); excluding, however, the following: (w) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (x) any acquisition by the Company, (y) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or (z) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar corporate transaction (in each case, a “Corporate Transaction”), if, pursuant to such Corporate Transaction, the conditions described in clauses (A), (B) and (C) of paragraph (iii) of this Section 6 are satisfied; or

(ii)              a change in the composition of the Board such that the individuals who, as of the date hereof, constitute the Board (the Board as of the date hereof shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that for purposes of this Subsection any individual who becomes a member of the Board subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii)              solely with respect to an Option granted prior to the date of the Company’s 2010 annual stockholders’ meeting, the approval by the stockholders of the Company of a Corporate Transaction or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation), excluding, however, such Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Shares and Outstanding HSI Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, in substantially the same proportions as their ownership immediately prior to such Corporate Transaction, of the outstanding Shares and Outstanding HSI Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or the corporation resulting from such Corporate Transaction and any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, 33% or more of the outstanding Shares or Outstanding HSI Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (C) individuals who were members of the incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction, notwithstanding the foregoing, no Change of Control will occur if the Incumbent Board approves the Corporate Transaction; or

(iv)              solely with respect to an Option granted on or after the date of the Company’s 2010 annual stockholders’ meeting, the consummation of the Company of a Corporate Transaction or, if consummation of such Corporate Transaction is subject to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation), excluding, however, such Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Shares and Outstanding HSI Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, in substantially the same proportions as their ownership immediately prior to such Corporate Transaction, of the outstanding Shares and Outstanding HSI Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or the corporation resulting from such Corporate Transaction and any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, 33% or more of the outstanding Shares or Outstanding HSI Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (C) individuals who were members of the incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction, notwithstanding the foregoing, no Change of Control will occur if the Incumbent Board approves the Corporate Transaction; or

(v)              the approval of the stockholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company; excluding, however, such sale or other disposition to a corporation with respect to which, following such sale or other disposition, (x) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Shares and Outstanding HSI Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Shares and Outstanding HSI Voting Securities, as the case may be, (y) no Person (other than the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 33% or more of the outstanding Shares or Outstanding HSI Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (z) individuals who were members of the incumbent Board will constitute at least a majority of the members of the board of directors of such corporation.

f) Exercise of Options.

(i)              A Participant may elect to exercise one or more Options by giving written notice to the Committee of such election and of the number of Options such Participant has elected to exercise, accompanied by payment in full of the aggregate Purchase Price for the number of shares for which the Options are being exercised.

(ii) Shares purchased pursuant to the exercise of Options shall be paid for at the time of exercise as follows:

(A) in cash or by check, bank draft or money order payable to the order of the Company;

(B)                if so permitted by the Committee: (x) through the delivery of unencumbered Shares (including Shares being acquired pursuant to the Options then being exercised), provided such Shares (or such Options) have been owned by the Participant for such period as may be required by applicable accounting standards to avoid a charge to earnings or (y) through a combination of Shares and cash as provided above, provided, that, if the Shares delivered upon exercise of the Option is an original issue of authorized Shares, at least so much of the exercise price as represents the par value of such Shares shall be paid in cash or by a combination of cash and Shares; or

(C)                on such other terms and conditions as may be acceptable to the Committee and in accordance with applicable law.  Upon receipt of payment, the Company shall deliver to the Participant as soon as practicable a certificate or certificates for the Shares then purchased.

7.	AWARDS OF OTHER STOCK-BASED AWARDS

Other Stock-Based Awards, including, without limitation, stock appreciation rights, performance shares, deferred shares, shares of Common Stock and restricted stock units, may be granted either alone, or in addition to, or in tandem with, Options.  The Company may, in its discretion, permit Non-Employee Directors to defer a portion of their cash compensation in the form of Other Stock-Based Awards granted under the Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company.

Subject to the provisions of the Plan, the Committee shall have authority to determine the Non-Employee Directors to whom and the time or times at which such Other Stock- Based Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Other Stock-Based Awards, and all other conditions of the Other Stock-Based Awards.

a) Other Stock-Based Awards made pursuant to this Section shall be subject to the following terms and conditions:

(i)              Dividends.  Unless otherwise determined by the Committee at the time of grant, subject to the provisions of the award agreement and the Plan, the recipient of an Other Stock-Based Award shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Other Stock-Based Award, as determined at the time of grant by the Committee, in its sole discretion.

(ii)              Vesting.  Other Stock-Based Awards and any Common Stock covered by any such Other Stock-Based Award shall vest or be forfeited to the extent so provided in the award agreement, as determined by the Committee, in its sole discretion.

(iii)              Waiver of Limitation.  The Committee may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Other Stock-Based Award granted under the Plan.

(iv) Price. Common Stock or Other Stock-Based Awards purchased pursuant to a purchase right awarded under the Plan shall be priced as determined by the Committee.

8.	EFFECT OF TERMINATION OF SERVICES ON OPTIONS AND OTHER STOCK-BASED AWARDS

a)             Death, Disability, Retirement, etc.  Except as otherwise provided in the Participant’s option agreement or in the Plan, upon Termination of Services, all outstanding Options then exercisable and not exercised by the Participant prior to such Termination of Services (and any Options not previously exercisable but made exercisable by the Committee at or after the Termination of Services) shall remain exercisable by the Participant to the extent not theretofore exercised for the following time periods (subject to Section 6(d)):

(i)              In the event of the Participant’s death, such Options shall remain exercisable (by the Participant’s estate or by the person given authority to exercise such Options by the Participant’s will or by operation of law) for a period of one (1) year from the date of the Participant’s death, provided that the Committee in its discretion, may at any time extend such time period to up to three (3) years from the date of the Participant’s death, but in no event beyond the expiration of the stated term of such Options.

(ii)              In the event the Participant retires at or after age 65 (or, with the consent of the Committee, before age 65), or if the Participant’s services terminate due to Disability, such Options shall remain exercisable for one (1) year from the date of the Participant’s Termination of Services, provided that the Committee, in its discretion, may at any time extend such time period to up to three (3) years from the date of the Participant’s Termination of Services, but in no event beyond the expiration of the stated term of such Options.

b)             Cause or Voluntary Termination.  Upon the Termination of Services of a Participant for cause (as defined herein) or if it is discovered after such Termination of Services that such Participant had engaged in conduct that would have justified a Termination of Services for Cause, all outstanding Options shall immediately be canceled, provided that upon any such termination the Committee may, in its discretion, require the Participant to promptly pay to the Company (and the Company shall have the right to recover) any gain the Participant realized as a result of the exercise of any Option that occurred within one (1) year prior to such Termination of Services or the discovery of conduct that would have justified a Termination of Services for Cause.  Termination of Services shall be deemed to be for “Cause” for purposes of this Section 8(b) if the Participant shall have committed fraud or any felony in connection with the Participant’s duties as a director of the Company or willful misconduct or any act of disloyalty, dishonesty, fraud or breach of trust, confidentiality or fiduciary duties as to the Company or the commission of any other act which causes or may reasonably be expected to cause economic or reputational injury to the Company.

c)             Other Termination.  In the event of Termination of Services for any reason other than as provided in Section 8(a) and 8(b), all outstanding Options then exercisable and not exercised by the Participant prior to such Termination of Services shall remain exercisable (to the extent exercisable by such Participant immediately before such termination) for a period of three (3) months after such termination, provided that the Committee in its discretion may extend such time period to up to one (1) year from the date of the Participant’s Termination of Services, but in no event beyond the expiration of the stated term of such Options.

d)             Rules Applicable to Other Stock-Based Awards.  Subject to the award agreement and the Plan, upon a Participant’s Termination of Service for any reason during any period or restriction as may be applicable for an Other Stock-Based Award, the Other Stock-Based Awards in question shall vest or be forfeited in accordance with the terms and conditions established by the Committee at the time of grant or thereafter.

9.	NONTRANSFERABILITY OF OPTIONS AND OTHER STOCK-BASED AWARDS

Except as otherwise provided below, no Option or Other Stock-Based Award shall be transferable by the Participant otherwise than by will or under applicable laws of descent and distribution, and during the lifetime of the holder may be exercised only by the holder or his or her guardian or legal representative.  In addition, no Option or Other Stock-Based Award shall be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and no Option or Other Stock-Based Award shall be subject to execution, attachment or similar process.  Upon any attempt to transfer, assign, negotiate, pledge or hypothecate any Option or Other Stock-Based Award, or in the event of any levy upon any Option or Other Stock-Based Award by reason of any execution, attachment or similar process contrary to the provisions hereof, such Option or Other Stock-Based Award shall immediately be cancelled.

Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter that an Option or Other Stock-Based Award that is not otherwise transferable pursuant to this Section is transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee.  Any Option or Other Stock-Based Award so transferred may thereafter be transferred by the transferee to any other Family Member of the Participant, and any Option or Other Stock-Based Award (solely to the extent such award gives a Participant an exercise right) may be exercised by any permitted transferee at such times and to such extent that such Option or such Other Stock-Based Award would have been exercisable by the Participant if no transfer had occurred.

10.	RIGHTS AS A STOCKHOLDER

A holder of an Option or Other Stock-Based Award shall have no rights as a stockholder with respect to any Shares covered by such holder’s Option or Other Stock-Based Award until such holder shall have become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property or distributions or other rights in respect to any such Shares, except as otherwise specifically provided for in the Plan.

11.	DETERMINATIONS

Each determination, interpretation or other action made or taken pursuant to the provisions of the Plan by the Committee shall be final, conclusive and binding for all purposes and upon all persons, including, without limitation, the holders of any Options or Other Stock-Based Awards and Non-Employee Directors and their respective heirs, executors, administrators, personal representatives and other successors in interest.

12.	TERMINATION, AMENDMENT AND MODIFICATION

The Plan shall terminate at the close of business on the tenth anniversary of the Effective Date, unless terminated sooner as hereinafter provided, and no Option or Other Stock-Based Award shall be granted under the Plan on or after that date.  The termination of the Plan shall not terminate any outstanding Options or Other Stock-Based Awards which by their terms continue beyond the termination date of the Plan.  At any time prior to the tenth anniversary of the Effective Date, the Board or the Committee may amend or terminate the Plan or suspend the Plan in whole or in part.  Notwithstanding the foregoing, however, no such amendment may, without the, approval of the stockholders of the Company, (i) increase the total number of Shares which may be subject to Options or Other Stock-Based Award granted under the Plan; or (ii) change the requirements for eligibility for participation in the Plan.

Subject to the provisions of this Section 12, nothing contained in this Section 12 (except as provided in the next paragraph) shall be deemed to prevent the Board or the Committee from authorizing amendments of outstanding Options or Other Stock-Based Awards of Participants, including, without limitation, the reduction of the Purchase Price specified therein (or the granting or issuance of new Options at a lower Purchase Price upon cancellation of outstanding Options), so long as (i) all Options outstanding at any one time shall not call for issuance of more Shares than the remaining number provided for under the Plan, (ii) the provisions of any amended Options would have been permissible under the Plan if such Option had been originally granted or issued as of the date of such amendment with such amended terms and (iii) the provisions regarding stockholder approval set forth below in this Section 12 are complied with.

Notwithstanding anything to the contrary contained in this Section 12, without the approval of the stockholders of the Company, no outstanding Option may be modified to reduce the Purchase Price thereof nor may a new Option at a lower price be substituted for a simultaneously surrendered Option, provided that the foregoing shall not apply to adjustments or substitutions in accordance with Section 5.

Notwithstanding anything to the contrary contained in this Section 12, no termination, amendment or modification of the Plan may, without the consent of the Participant or the transferee of such Participant’s Option or Other Stock-Based Award, alter or impair the rights and obligations arising under any then outstanding Option or Other Stock-Based Award.

13.	NON-EXCLUSIVITY

Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting or issuance of stock options, Shares and/or other incentives otherwise than under the Plan, and such arrangements may be either generally applicable or limited in application.

14.	USE OF PROCEEDS

The proceeds of the sale of Shares subject to Options or Other Stock-Based Awards under the Plan are to be added to the general funds of the Company and used for its general corporate purposes as the Board shall determine.

15.	GENERAL PROVISIONS

a)             Right to Terminate Services.  Neither the adoption of the Plan nor the grant of Options or Other Stock-Based Awards shall impose any obligations on the Company to retain any Participant as a director nor shall it impose any obligation on the part of any Participant to remain a director.

b)             Purchase for Investment.  If the Board determines that the law so requires, the holder of an Option or Other Stock-Based Award granted hereunder shall, upon any exercise or conversion thereof, execute and deliver to the Company a written statement, in form satisfactory to the Company, representing and warranting that such Participant is purchasing or accepting the Shares then acquired for such Participant’s own account and not with a view to the resale or distribution thereof, that any subsequent offer for sale or sale of any such Shares shall be made either pursuant to (i) a registration statement on in appropriate form under the Securities Act, which registration statement shall have become effective and shall be current with respect to the Shares being offered and sold, or (ii) a specific exemption from the registration requirements of the Securities Act, and that in claiming such exemption the holder will, prior to any offer for sale or sale of such Shares, obtain a favorable written opinion, satisfactory in form and substance to the Company, from counsel approved by the Company as to the availability of such exception.

c)             Trusts, etc.  Nothing contained in the Plan and no action taken pursuant to the Plan (including, without limitation, the grant of any Option or Other Stock-Based Award thereunder) shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and any Participant or the executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons.  Any reserves that may be established by the Company in connection with the Plan shall continue to be part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to a Participant.  If and to the extent that any Participant or such Participant’s executor, administrator, or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

d)             Notices.  Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing to such Participant of notices and the delivery to such Participant of agreements, Shares and payments.  Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first class and prepaid.  If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.

e)             Severability of Provisions.  If any provisions of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provisions had not been included.

f)             Payment to Minors, Etc.  Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Company and their employees, agents and representatives with respect thereto.

g)             Readings and Captions.  The headings and captions herein are provided for reference and convenience only.  They shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

h)             Section 409A of the Code.  To the extent applicable, the Plan is intended to comply with, or be exempt from, the applicable requirements of Code Section 409A and shall be limited, construed and interpreted in accordance with such intent.  In the event that any arrangement provided for under the Plan constitutes a nonqualified deferred compensation arrangement under Code Section 409A, it is intended that such arrangement be designed in a manner that complies with Code Section 409A.  Any amounts deferred hereunder that are subject to Code Section 409A and payable to a ‘specified employee’ (within the meaning of such term under Code Section 409A and determined using any identification methodology and procedure selected by the Company from time to time, or, if none, the default methodology and procedure specified under Code Section 409A), except in the event of death, shall be delayed in accordance with the requirements of Code Section 409A until the day immediately following the six month anniversary of such employee’s “separation of service” within the meaning of Code Section 409A (and the guidance issued thereunder).  A termination of employment or a Termination of Services shall not be deemed to have occurred for purposes of any provision of the Plan providing for the payment of any amounts or benefits, which are subject to Code Section 409A, upon or following a termination of employment or a Termination of Services unless such termination is also a “separation from service” within the meaning of Code Section 409A (and the guidance issued thereunder) and, for purposes of any such provision of the Plan, references to a “resignation,” “termination,” “termination of employment,” “retirement,” “Termination of Services” or like terms shall mean separation from service.  Notwithstanding the foregoing, the Company does not guarantee, and nothing in the Plan is intended to provide a guarantee of, any particular tax treatment with respect to payments or benefits under the Plan, and the Company shall not be responsible for compliance with, or exemption from, Code Section 409A and the guidance issued thereunder.

16.	ISSUANCE OF STOCK CERTIFICATES; LEGENDS AND PAYMENT OF EXPENSES

a)             Stock Certificates.  Upon any exercise of an Option and payment of the exercise price as provided in such Option, or upon conversion of an Other Stock-Based Award, a certificate or certificates for the Shares as to which such Option has been exercised or Other Stock-Based Award has been converted, shall be issued by the Company in the name of the person or persons exercising such Option or converting such Other Stock-Based Award and shall be delivered to or upon the order of such person or persons.

b)             Legends.  Certificates for Shares issued upon exercise of an Option or conversion of an Other Stock-Based Award shall bear such legend or legends as the Committee, in its discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, or to implement the provisions of any agreements between the Company and the Participant with respect to such Shares.

c)             Payment of Expenses.  The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer and with the administration of the Plan.

17.	LISTING OF SHARES AND RELATED MATTERS

If at any time the Board shall determine in its sole discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the award or sale of Shares under the Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

18.	WITHHOLDING TAXES

Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option or the conversion of an Other Stock-Based Award, the Company shall have the right to require the Participant or such other person to pay to the Company the amount of any taxes which the Company may be required to withhold before delivery to such Participant or other person of cash or a certificate or certificates representing such Shares.